EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-128408, 333-117846, 333-106777, and 333-84748 on Form S-8 of Venture Financial Group, Inc. relating to the Venture Financial Group, Inc. Employee Stock Ownership Plan (with 401(k) provisions) of our report dated March 22 2006, appearing in and incorporated by reference in the Annual Report on Form 10-K of Venture Financial Group, Inc. for the year ended December 31, 2005.

/s/ Moss Adams LLP

Everett, Washington November 28,, 2006